EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 1, 1999, included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-14539, No. 333-71541), and on Forms S-8 (File No. 333-50881, No. 333-71543).




Phoenix, Arizona,
   March 26, 1999.